Exhibit 99.1

GENAERA LOGO

FOR IMMEDIATE RELEASE

Contact:
Genaera Corporation	Sam Brown Inc. (Media Inquiries)
Investor Relations	Mike Beyer
(610) 941-5675	(773) 463-4211
www.genaera.com	beyer@sambrown.com

GENAERA CORPORATION INITIATES HUMAN STUDY OF

OBESITY COMPOUND TRODUSQUEMINE

Plymouth Meeting, PA – May 7, 2007 – Genaera Corporation (NASDAQ: GENR) today announced that it has begun enrolling subjects in the first human clinical study of trodusquemine (MSI-1436) under the Investigational New Drug (IND) application for the obesity compound submitted to the U.S. Food and Drug Administration (FDA) in March 2007. The phase 1 study will enroll healthy overweight and obese volunteers to assess the safety and pharmacokinetics of ascending single doses of trodusquemine. The Company expects to dose the first subjects by the end of May 2007.

Trodusquemine is a centrally and peripherally-acting appetite suppressant and the first highly selective inhibitor of protein tyrosine phosphatase 1B (PTP1B), an enzyme target for the treatment of diabetes and obesity. Trodusquemine has produced consistent, sustainable weight loss in a variety of animal models and appears to overcome metabolic readjustment, which often limits sustained weight loss during caloric restriction. In addition, trodusquemine has shown the ability to reverse co-morbidities associated with obesity such as abnormal glucose metabolism and cholesterol elevation.

“We are pleased that FDA has given Genaera the green light to begin testing trodusquemine in humans and that we were able to efficiently execute our clinical program and proceed into the clinic,” said Jack Armstrong, President and Chief Executive Officer of Genaera. “While the primary endpoint of this first phase 1 study is safety and tolerability, we will be looking for evidence supporting our pre-clinical observations that trodusquemine induces appetite suppression and weight loss while normalizing glucose metabolism and insulin sensitivity.”

About Genaera

Genaera Corporation is a biopharmaceutical company focused on the development of innovative drug candidates in the areas of obesity, metabolic diseases and asthma. The Company is focusing on the development of trodusquemine (MSI-1436) as a treatment for obesity and diabetes, and the continuation of the anti-IL9 antibody program for the treatment of asthma. Genaera’s other compounds include LOMUCIN(TM), a mucoregulator to treat the overproduction of mucus and secretions involved in many forms of chronic respiratory disease; squalamine for the treatment of cancer; and LOCILEX(TM) (pexiganan acetate), a topical antimicrobial.

This announcement contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that are subject to risks and uncertainties, known and unknown. Forward-looking statements reflect management’s current views and are based on certain expectations and assumptions. Such statements include, among others, statements regarding these preliminary results, clinical development plans and prospects for Genaera’s programs including trodusquemine (MSI-1436). You may identify some of these forward-looking statements by the use of words in the statements such as “anticipate,” “believe,” “continue,” “develop,” “expect,” “plan” and “potential” or other words of similar meaning. Genaera’s actual results and performance could differ materially from those currently anticipated and expressed in these and other forward-looking statements as a result of a number of risk factors, including, but not limited to: Genaera’s history of operating losses since inception and its need for additional funds to operate its business; the costs, delays and uncertainties inherent in scientific research, drug development, clinical trials and the regulatory approval process; the risk that clinical trials for Genaera’s product candidates, including trodusquemine (MSI-1436), may be delayed or may not be successful; the risk that Genaera may not obtain regulatory approval for its products, whether due to adequacy of the development program, the conduct of the clinical trials, changing regulatory requirements, different methods of evaluating and interpreting data, regulatory interpretations of clinical risk and benefit, or otherwise; Genaera’s reliance on its collaborators, in connection with the development and commercialization of Genaera’s product candidates; market acceptance of Genaera’s products, if regulatory approval is achieved; competition; general financial, economic, regulatory and political conditions affecting the biotechnology and pharmaceutical industry; and the other risks and uncertainties discussed in this announcement and in Genaera’s filings with the U.S. Securities and Exchange Commission, all of which are available from the Commission in its EDGAR database at www.sec.gov as well as other sources. You are encouraged to read these reports. Given the uncertainties affecting development stage pharmaceutical companies, you are cautioned not to place undue reliance on any such forward-looking statements, any of which may turn out to be wrong due to inaccurate assumptions, unknown risks, uncertainties or other factors. Genaera does not intend (and it is not obligated) to publicly update, revise or correct these forward-looking statements or the risk factors that may relate thereto.